Independent auditors' consent
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The board and shareholders
Strategist World Fund, Inc.:
      Strategist Emerging Markets Fund
      Strategist World Growth Fund
      Strategist World Income Fund
      Strategist World Technologies Fund

The board of trustees and unitholders World Trust:
      Emerging Markets Portfolio
      World Growth Portfolio
      World Income Portfolio
      World Technologies Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.

                                                  /s/  KPMG Peat Marwick LLP
                                                       KPMG Peat Marwick LLP

Minneapolis, Minnesota
December 23, 1998